UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2020
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Travelzoo
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry Into A Material Definitive Agreement

On January 13, 2020, Travelzoo (the "Company") entered into a Stock Purchase Agreement (the "SPA") with JFC Travel Group Co. ("JFC"), which owns and operates Jack's Flight Club, and the sellers identified on the signature pages thereto (the "Sellers"), for the purchase of up to 100% of the outstanding capital stock of JFC (the "Shares"). Pursuant to the SPA, on January 13, 2020, the Sellers sold 60% of the Shares to the Company for an aggregate purchase price of $12,000,000, payable in cash and promissory notes. The promissory notes contain an interest rate of 1.6% per annum and a due date of January 31, 2020, with a one-time right to extend the maturity date up to April 30, 2020. The remaining 40% of the Shares are subject to a call/put option exercisable by the Company or the Sellers, as applicable, on or around January 1, 2021, subject to the terms and conditions set forth in the SPA.

The SPA contains customary terms for transactions of this type, including, but not limited to, representations and warranties made by the Company and JFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Travelzoo

Date:	January 15, 2020	By:	/s/ Lisa Su
Lisa Su Chief Accounting Officer